UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):July 18, 2024

SACKS PARENTE GOLF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SPGC	The Nasdaq Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2024 (the “Meeting Date”), the Compensation Committee of the Board of Directors of Sacks Parente Golf, Inc. (the “Company”) confirmed and ratified the appointment of Gregor Campbell as the Company’s permanent Executive Chairman retroactive to July 1,2024 (the “Appointment Date”). Mr. Campbell had been acting in such position on an interim basis. In connection with his appointment, Mr. Campbell will receive cash compensation of $240,000 per annum commencing on the Appointment Date ..On the Meeting Date, he was also granted an option (the “Option”) to purchase 400,000 shares of the Company’s Common Stock at an exercise price of $0.5340 per share which was the closing price on the Nasdaq Stock Market on the Meeting Date.. The Option terminates on the earlier of seven years from the Meeting Date or six months from Mr. Campbell’s separation date from the Company and vests monthly over 36 months commencing on the Meeting Date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2024	SACKS PARENTE GOLF, INC.

	By:	/s/ Steve Handy
Steve Handy
Chief Financial Officer

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